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                                 [EXHIBIT 10.5]

                                 PROMISSORY NOTE

                         (Secured by Utah Deed of Trust)

$980,010.14                                                     October 18, 1994
                                                            Salt Lake City, Utah

        FOR VALUE RECEIVED, the undersigned GENEVA ROCK PRODUCTS, INC., a Utah corporation (hereinafter "Maker"), having a mailing address at 1564 West 400 North, Orem, Utah, 84057, promises to pay to the order of IDEAL CONCRETE CORPORATION, a Utah corporation, at 5250 South 300 West, Suite 200, Salt Lake City, Utah 84107, or at such other place as the holder hereof may designate in writing, the principal sum of NINE HUNDRED EIGHTY THOUSAND TEN AND 14/00 DOLLARS ($980,010.14) from the date hereof, in sixty (60) consecutive monthly payments, as hereinafter provided, beginning on the 18th day of November, 1994, and continuing on the 18th day of each month thereafter, with all remaining amounts owing hereunder being due and payable on October 18, 1999. Each monthly payment shall be an amount equal to all accrued and unpaid interest through the date of such payment, plus a principal payment in the amount of Sixteen Thousand Three Hundred Thirty-Three and 50/100 Dollars ($16,333.50).

        Interest shall be at a floating rate equal to two percent (2%) below the commercial loan variable rate index published by Zions First National Bank, a national association, at its head office in Salt Lake City, Utah (hereinafter the "Zions Base Rate"), from time to time in effect, adjusted as of the date of any change in Zions Base Rate. In the event Zions First National Bank, N.A. shall cease or fail for any reason to publish a commercial loan variable rate index, the "Zions Base Rate" shall be deemed to mean the commercial loan variable rate index held by any two of the following banks: Chemical Bank, Manufacturer's Hanover Trust Company, and Bank of America. In the event Zions First National Bank, N.A. ceases to publish a commercial loan variable rate index and no two of the banks identified in the foregoing sentence have the same published rate, the bank having the median rate will establish the "Zions Base Rate."

        Payments shall be applied first toward the payment and satisfaction of accrued and unpaid interest, and the remainder shall be applied toward the reduction of principal. Principal and interest shall be payable only in lawful money of the United States of America.

        The undersigned may prepay at any time the obligations hereunder, in whole or in part, without penalty.

        In the event: (a) the undersigned fails to make any payment hereunder when due or within ten (10) days after written notice from holder hereof, demanding payment; or (b) the undersigned defaults in the performance of any covenant or agreement contained herein (other than a covenant or agreement to make payments hereunder) or under the Deed of Trust securing this Note, and fails to correct such failure within thirty (30) days of written demand from the holder


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hereof to correct such a failure; then and in any of such events, the entire remaining unpaid balance of both principal and interest owing hereunder shall become, at the option of the holder hereof and without further notice or demand, be, immediately due and payable. Thereafter, said unpaid principal balance and interest shall, until paid and both before and after judgment, earn interest at the floating rate equal to two percent (2%) above the Zions Base Rate (from time to time in effect adjusted as of the date of any change in the Zions Base Rate).

        In the event any payment under this Note is not made or any obligation provided to be satisfied or performed under any instrument given to secure payment of the obligations evidenced hereby is not satisfied or performed, at the time and in the manner required, the undersigned agrees to pay the reasonable attorneys fees, costs and expenses incurred by the holder hereof, in connection with the enforcement of any of its rights under this Note.

        This Note is principally secured by a Deed of Trust covering certain real property situated in Davis County, State of Utah. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

                                       GENEVA ROCK PRODUCTS, INC., a
                                       Utah corporation



                                       By
                                       _________________________________________
                                       Wilford W. Clyde
                                       President


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